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                          INDEPENDENT AUDITORS' CONSENT


                                                                    Exhibit 23.3


CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in this Registration Statement of SUPERVALU INC. (Form S-8) of our report dated June 15, 1999 with respect to the consolidated financial statements and schedule of Richfood Holdings, Inc. as of May 1, 1999 and May 2, 1998 and for each of the three fiscal years in the period ended May 1, 1999, included in the Current Report on Form 8-K of SUPERVALU INC. dated September 10, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Richmond, Virginia
March 13, 2000


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